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                                                                     Exhibit 3.2

                              CERTIFICATE OF TRUST

                                       OF

                          EVEREST RE CAPITAL TRUST III

          This Certificate of Trust of Everest Re Capital Trust III (the "Trust"), dated June 25, 2003, is being duly executed and filed by the undersigned, as trustees, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C.(S)3801, et seq.) (the "Act").

          1. Name. The name of the statutory trust formed by this Certificate of Trust is Everest Re Capital Trust III.

          2. Delaware Trustee. The name and business address of the trustee of the Trust with its principal place of business in the State of Delaware are Chase Manhattan Bank USA, National Association, c/o JPMorgan Chase, 500 Stanton Christiana Road, OPS4/3/rd/ Floor, Newark, Delaware 19713, Attention:
Institutional Trust Services.

          3. Effective Date. This Certificate of Trust shall be effective upon filing with the Secretary of State of the State of Delaware.

          IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

                                   CHASE MANHATTAN BANK USA,
                                   NATIONAL ASSOCIATION, not in its
                                   individual capacity but solely as trustee


                                   By     /s/ JOHN J. CASHIN
                                          --------------------------------------
                                   Name:  John J. Cashin
                                   Title: Vice-President

                                   JPMORGAN CHASE BANK, not in its
                                   individual capacity but solely as trustee


                                   By     /s/ JAMES D. HEANEY
                                          --------------------------------------
                                   Name:  James D. Heaney
                                   Title: Vice President

                                   STEPHEN L. LIMAURO, not in his
                                   individual capacity but solely as trustee of the Trust

                                   /s/ STEPHEN L. LIMAURO
                                   ---------------------------------------------